CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that NEWCORP ONE, INC. did on September 5, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on September 5, 1996.


                                             /s/ Dean Heller

                                             Secretary of State

(seal)                                       By /s/ Beverly J. Davenport

                                             Certification Clerk


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



                            ARTICLES OF INCORPORATION

                                       OF

                                NEWCORP ONE INC.

         The undersigned, for the purpose of forming a corporation pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby certifies and adopts the following Articles of Incorporation.

                                ARTICLE I - NAME

         The name of this corporation is Newcorp One Inc.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

         The location of the registered office of the corporation in the State of Nevada is 1098 Lucerne Way, P.O. Box 7202, Incline Village, Nevada 89450.

         The resident agent of the corporation is Daniel Lezak, whose address is 1098 Lucerne Way, P.O. Box 7202, Incline Village, Nevada 89450.

         The corporation may also maintain an office or offices at such other place or places, and where meetings of the Board of Directors and the stockholders may be held, either within or without the State of Nevada, as may be determined, from time to time, by the Board of Directors.

                             ARTICLE III - PURPOSES

         The purpose for which this corporation is organized is to engage in any business or activity not forbidden by law or these Articles of Incorporation.

                           ARTICLE IV - CAPITAL STOCK

         Section 1.        Authorized Shares.

                  (A) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock with a par value of $.0001 per share and 50,000,000 shares of preferred stock with a par value of $.0001 per share.

                  (B) Each shareholder of record shall have one vote for each share of common stock standing in his or her name on the books of the corporation. Cumulative voting for directors shall not be permitted. voting rights of preferred shares shall be determined by the board of directors. The board of directors shall determine the rights, preferences and privileges of the

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



                           preferred shares. Preferred shares may be issued in one or more series as the board of directors shall determine.

                  (C) At all meetings of shareholders, holders of a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

                  (D) No shareholder of the corporation shall have any preemptive or other right to subscribe for any additional shares of stock or for securities of a class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

         Section 2. Consideration for Shares. The shares of capital stock authorized by Section 1 of this Article shall be issued for such consideration a shall be fixed, from time to time, by the Board of Directors. In the absence of fraud, the judgment of the directors as to the value of any property received in full or partial payment for shares shall be conclusive.

                              ARTICLE V - DIRECTORS

         The members of the governing board of the corporation shall be styled directors. Pursuant to Nevada Revised Statutes Section 78.115, the number of directors shall be at least three (3), except in those cases where all the shares of the corporation are owned beneficially and of record by less than three (3) stockholders. The name and post office address of the directors constituting the first board of directors, which shall be one (1) in number, are:

         NAME                                 POST OFFICE ADDRESS

         Daniel Lezak                         1098 Lucerne Way, P.O. Box 7202
                                              Incline Village, Nevada 89450

                        ARTICLE VI - ASSESSMENT OF STOCK

         The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid-up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation and shall not be liable for assessments to restore impairments in the capital of the corporation. The Articles of Incorporation shall not be amended in this particular.

                          ARTICLE VII - INCORPORATIONS

         The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:


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



         NAME                                   POST OFFICE ADDRESS

         Jody C. Fontenot                       25241 Buckskin Drive
                                                Laguna Hills, California 92653

                             ARTICLE VIII - DURATION

         The Corporation shall have perpetual existence.

                                   ARTICLE IX

         Section 1. Limitation of Personal Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         Section 2. Indemnification. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify the directors and officers of the corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

         IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 27th day of August, 1996.




                                              /s/ Jody C. Fontenot
                                              ----------------------------------
                                              Jody C. Fontenot, Incorporator

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                NEWCORP ONE, INC.

         The Articles of Incorporation of Newcorp One, Inc., a Nevada corporation, are hereby amended and restated in their entirety as follows, pursuant to Art. 78.403, Nevada Revised Statutes, by the full Board of Directors of the Corporation, there being no shares of stock issued.

                                       I.
                                EXISTING ARTICLES

         The Articles of Incorporation of the Corporation in effect prior to the filing hereof are as follows:

                                 ARTICLE I - NAME

         The name of this corporation is Newcorp One Inc.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

         The location of the registered office of the corporation in the State of Nevada is 1098 Lucerne Way, P.O. Box 7202, Incline Village, Nevada 89450.

         The resident agent of the corporation is Daniel Lezak, whose address is 1098 Lucerne Way, P.O. Box 7202, Incline Village, Nevada 89450.

         The corporation may also maintain an office or offices at such other places or places, and where meetings of the Board of Directors and the stockholders may be held, either within or without the State of Nevada, as may be determined, from time to time, by the Board of Directors.

                             ARTICLES III - PURPOSES

         The purpose of for which this  corporation is organized is to engage in
any   business  or  activity  not   forbidden  by  law  or  these   Articles  of
Incorporation.

                           ARTICLE IV - CAPITAL STOCK

         Section 1.        Authorized Shares.

                  (A) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock with a par value of $.0001 per share and 50,000,000 shares of preferred stock with a par value of $.0001 per share.

                  (B) Each shareholder of record shall have one vote for each share of common stock standing in his or her name on the books of the corporation. Cumulative voting for directors shall not be permitted. Voting rights of preferred shares shall be determined by the board of directors. The board of directors shall determine the rights, preferences and privileges of the preferred shares. Preferred shares may be issued in one or more series as the board of directors shall determine.

                  (C) At all meetings of shareholders, holders of a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

                  (D) No shareholder of the corporation shall have any preemptive or other right to subscribe for any additional shares of stock or for securities of a class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

         Section 2. Consideration for Shares. The shares of capital stock authorized by Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors. In the absence of fraud, the judgment of the directors as to the value of any property received in full or partial payment for shares shall be conclusive.

                              ARTICLE V - DIRECTORS

         The members of the governing board of the corporation shall be styled directors. Pursuant to Nevada Revised Statutes Section 78.115, the number of directors shall be at least three (3), except in those cases where all the shares of the corporation are owned beneficially and of record by less than three (3) stockholders. The name and post office address of the directors constituting the first board of directors, which shall be one (1) in number, are:

         NAME                                  POST OFFICE ADDRESS

         Daniel Lezak                          1098 Lucerne Way, P.O. Box 7202
                                               Incline Village, Nevada 89450

                        ARTICLE VI - ASSESSMENT OF STOCK

         The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid-up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation shall not be liable for assessments to restore impairments in the capital of the corporation. The Articles of Incorporation shall not be amended in this particular.

                           ARTICLE VII - INCORPORATORS

         The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:

         NAME                                    ADDRESS

         Jody C. Fontenot                        25241 Buckskin Drive
                                                 Laguna Hills, California 92653

                             ARTICLE VIII - DURATION

         The corporation shall have perpetual existence.

                                   ARTICLE IX

         Section 1. Limitation of Personal Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         Section 2. Indemnification. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify the directors and officers of the corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                   ARTICLE II.
                                   AMENDMENTS

         The following amendments were adopted on June 10, 1997 by action of the Board of Directors of the Corporation:

         A. Article I is amended to change the name of the Corporation to Voxcom Holdings, Inc.

         B. Article II is amended to change the Registered Agent to Capital Document Services, Inc., 400 West King Street, Suite 302, Carson City, Nevada 89703.

         C. Article IV is amended to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 and to define the manner in which shares may be issued in series or classes.


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



         D.  Article  V  is  amended  to  add  provisions   regarding  corporate
management and control.

                                   ARTICLE III
                       RESTATED ARTICLES OF INCORPORATION

         The Articles of Incorporation, as amended and restated, are as follows:

                                 ARTICLE I - NAME

         The name of this corporation is Voxcom Holdings, Inc..

                    ARTICLE II - REGISTERED OFFICE AND AGENT

         The location of the registered office of the corporation in the State of Nevada is 400 West King Street, Suite 302, Carson City, Nevada 89703.

         The resident agent of the corporation is Registered Agent to Capital Document Services, Inc., 400 West King Street, Suite 302, Carson City, Nevada 89703.

         The corporation may also maintain an office or offices at such other places or places, and where meetings of the Board of Directors and the stockholders may be held, either within or without the State of Nevada, as may be determined, from time to time, by the Board of Directors.

                             ARTICLES III - PURPOSES

         The purpose of for which this  corporation is organized is to engage in
any   business  or  activity  not   forbidden  by  law  or  these   Articles  of
Incorporation.

                           ARTICLE IV - CAPITAL STOCK

         The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one hundred million (100,000,000) shares of Common Stock of the par value of $0.0001 each, and fifty million (50,000,000) shares of Preferred Stock of the par value of $0.0001 each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

         1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b)

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



the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price; of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; and (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (i) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

         All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

         All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

         2. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall

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



be no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

         3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation;
(c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                              ARTICLE V - DIRECTORS

         1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

         The number of members constituting the Board of Directors at the date of this Amendment is one (1); and the name and the post office address of each of said members are as follows:

         NAME                                     ADDRESS

         Daniel Lezak                             1098 Lucerne Way
                                                  Incline Village, Nevada 89450

         2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one nor more than twenty-one persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of two-thirds or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, or (iii) pursuant to Paragraph 7 of Article Nine hereof. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 60 days in advance of the month and day in which the annual meeting of stockholders was held in the previous year.

         4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

         5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of two-thirds or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting and a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

         6. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of two-thirds or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation.

         7. Special Meetings of Stockholders. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of two-thirds or more of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

                        ARTICLE VI - ASSESSMENT OF STOCK

         The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid-up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation shall not be liable for assessments to restore impairments in the capital of the corporation. The Articles of Incorporation shall not be amended in this particular.

                           ARTICLE VII - INCORPORATORS

         The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:

         NAME                                     ADDRESS

         Jody C. Fontenot                         25241 Buckskin Drive

                                                 Laguna Hills, California 92653

                             ARTICLE VIII - DURATION

         The corporation shall have perpetual existence.

                                   ARTICLE IX

         Section 1. Limitation of Personal Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         Section 2. Indemnification. The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify the directors and officers of the corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

                            ARTICLE IV - CERTIFICATE

         A. The undersigned constitutes the full Board of Directors of the Corporation.

         B. The Corporation was formed with the filing of Articles of Incorporation on September 5, 1996.

         C. On the date of this certification, no stock of the Corporation has been issued.

         IN WITNESS WHEREOF, these Restated Articles of Incorporation were executed by the Sole Director of the Corporation on this 15th day of June, 1997.



                                                 /s/ Daniel Lezak
                                                 ---------------------------
                                                 Daniel Lezak, Sole Director


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




STATE OF CALIFORNIA         )
                            )
COUNTY OF LOS ANGELES       )

         This instrument was acknowledged before me on this 15th day of June, 1997, by Daniel Lezak.



(SEAL)                                          /s/ Notary Public
                                                --------------------------------
                                                Notary Public in and for the
                                                State of California


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


                          CERTIFICATE OF ACCEPTANCE OF
                             APPOINTMENT BY RESIDENT
                          AGENT FOR SERVICE OF PROCESS

         In the matter of Voxcom Holdings, Inc.,

Capitol Document Services, Inc., with address at 400 West King

Street, Suite 302, City of Carson City, State of Nevada, Zip Code 89703,

hereby accepts appointment as Resident Agent for Service of Process for the above-named corporation in accordance with NRS 78.090.

CAPITOL DOCUMENT SERVICES, INC.

By:


/s/ Johnathan L. Wright


Signature of Authorized Representative of Resident Agent for Service of Process June 18, 1997



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